UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2006

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

6001 36th Avenue West
Everett, Washington
www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 16, 2006 and on May 19, 2006, the Compensation Committee of the Board of Directors of Intermec, Inc. (the “Company”) made long-term incentive awards to certain Named Executive Officers and other employees.

Four of the officers identified as Named Executive Officers in the proxy statement for the 2006 Annual Meeting of Stockholders received awards. Each officer received half of the award in the form of options to purchase shares of the Company’s Common Stock under the 2004 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and half in the form of Performance Share Units (“PSUs”) issued under the 2004 Long-Term Performance Share Program, a sub-plan of the Omnibus Plan (the “Long-Term Program”). Each PSU was valued as equal to options for three shares.

Each of the four officers was awarded a combination of incentive stock options and non-qualified stock options. The standard forms of agreements for incentive stock options and non-qualified stock options under the Omnibus Plan were filed as Exhibits 10.1 and 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005. Mr. Cohen’s agreements provide that all options issued on May 16, 2006 that have not already vested will vest if he retires at age 65 or later and will remain exercisable for three years thereafter. The exercise price per share of Common Stock for all stock options issued to Mr. Cohen, Ms. Harwell and Mr. Winter on May 16, 2006 is $27.25, the average of the high and low sales prices of the Company’s Common Stock on the New York Stock Exchange on that date. The exercise price per share of Common Stock for all stock options issued to Mr. Brady on May 19, 2006 is $27.25, which is greater than the average of the high and low sales prices of the Company’s Common Stock on the New York Stock Exchange on that date.

The performance period for the PSUs runs from January 1, 2006 through December 31, 2008. The two performance measures applicable to all participants are the Company’s average Return on Net Capital Utilized for fiscal years 2006, 2007 and 2008, and the Company’s cumulative Earnings Per Share from Continuing Operations for the three-year period. Participants can earn from 0 percent to 200 percent of their target shares, as determined by the Company’s achievement of the performance measures.

The form of Performance Share Unit Agreement, which comprises the terms contained in the form of agreement filed as Exhibit 10.7 to Form 10-Q for the quarter ended September 30, 2004, and the terms contained in the Amendment dated December 23, 2005 and filed as Exhibit 10.31 to the Company’s annual report on Form 10-K for 2005, is attached to this report as Exhibit 10.1. The Long-Term Program, as amended effective January 1, 2006, was filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for 2005.

The following table sets out the awards to the four Named Executive Officers:

Name and Title	No. of Shares Underlying Stock Options	Target No. of Shares Underlying PSUs
Larry D. Brady Chairman, President and Chief Executive Officer	100,000	33,334
Kenneth L. Cohen Vice President, Treasurer and Tax	10,000	3,333
Janis L. Harwell Senior Vice President, General Counsel and Corporate Secretary	35,000	11,667
Steven J. Winter Senior Vice President	45,000	15,000

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Form of Performance Share Unit Agreement for award of performance share units under the Intermec, Inc. 2004 Omnibus Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: May 19, 2006	By:	/s/	Fredric B. Anderson
Fredric B. Anderson
Vice President, Controller and
Acting Chief Financial Officer